Exhibit 99.1

Investors

Trey Huffman

404-748-6219

678-571-1367

huffmanal@corp.earthlink.com

Media

Michele Sadwick

404-748-7255

404-769-8421

sadwick@corp.earthlink.com

EARTHLINK ANNOUNCES FOURTH QUARTER AND FULL YEAR 2013 RESULTS

Provides Full Year 2014 Guidance

ATLANTA — February 19, 2014 — EarthLink Holdings Corp. (NASDAQ: ELNK) today announced financial results for its fourth quarter and full year ended December 31, 2013.  Highlights for the fourth quarter include:

•                  Revenues of $301.8 million

•                  Net loss of $(279.9) million or $(2.75) per share (which includes a $266.3 million non-cash charge to establish a valuation allowance against deferred tax assets)

•                  Net loss per share, excluding valuation allowance (a non-GAAP measure), of $(0.13) per share.

•                  Adjusted EBITDA (a non-GAAP measure) of $50.1 million

•                  Net cash provided by operating activities of $40.7 million

•                  Unlevered Free Cash Flow (a non-GAAP measure) of $16.2 million

•                  Ending cash balance of $116.6 million

“I am excited to be a part of EarthLink. The company has many things going for it, including a fantastic customer base, a strong set of capabilities across information communications and technology, momentum penetrating the mid-market with technology solutions and managed services, and the best employees in the industry,” said EarthLink Chief Executive Officer and President Joseph F. Eazor. “However, we have a lot of work to do. With a disciplined operational focus, I’m confident we will improve our business performance.”

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Financial and Operating Results

EarthLink reported revenue of $301.8 million for the fourth quarter of 2013 and $1.24 billion for the full year 2013. Business services segment revenue comprised 78% of EarthLink’s revenue in the fourth quarter of 2013.  EarthLink’s retail emerging services reached an approximate $328 million annualized revenue run rate in the fourth quarter of 2013. EarthLink’s consumer segment churn was a record low of 2.0% for the fourth quarter of 2013, compared to 2.2% in the third quarter of 2013 and 2.2% in the fourth quarter of 2012.  Broadband services comprised 70% of consumer access revenue in the fourth quarter of 2013.

EarthLink’s selling, general and administrative expenses were $105.6 million, or 35% of revenue, for the fourth quarter of 2013, and $426.1 million, or 34% of revenue, for the full year 2013. This compares to expenses of $109.1 million, or 33% of revenue, for the fourth quarter of 2012 and $429.1 million, or 32% of revenue, for the full year 2012.

Profitability and Other Financial Measures

EarthLink reported a net loss of $(279.9) million, or $(2.75) per share, in the fourth quarter of 2013 and a net loss of $(538.8) million, or $(5.25) per share, for the full year 2013. These compared to net income of $0.0 million, or $0.00 per share, in the fourth quarter of 2012 and $7.5 million, or $0.07 per share, for the full year 2012. The net loss for the fourth quarter and full year 2013 includes a $266.3 million non-cash charge to establish a valuation allowance against deferred tax assets. The net loss for the full year 2013 includes a $256.7 million pre-tax non-cash impairment charge to goodwill.

EarthLink generated Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $50.1 million in the fourth quarter of 2013 and $227.1 million for the full year 2013. Included in the company’s fourth quarter 2013 results was approximately $4 million of favorable dispute and legal settlements, primarily within general and administrative expenses. The company reported Adjusted EBITDA of $67.2 million in the fourth quarter of 2012 and $283.9 million for the full year 2012. Included in the company’s fourth quarter 2012 results was approximately $10 million of favorable dispute settlements.

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Balance Sheet and Cash Flow

Net cash provided by operating activities was $40.7 million in the fourth quarter of 2013 and $124.2 million for the full year 2013. This compared to net cash provided by operating activities of $12.5 million in the fourth quarter of 2012 and $191.1 million for the full year 2012.

EarthLink generated Unlevered Free Cash Flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $16.2 million during the fourth quarter of 2013 and $83.5 million for the full year 2013. This compared to Unlevered Free Cash Flow of $0.1 million during the fourth quarter of 2012 and $136.5 million for the full year 2012. EarthLink’s capital expenditures were $34.0 million for the fourth quarter of 2013 and $143.6 million for the full year 2013. The company made $5.1 million of dividend payments to shareholders in the fourth quarter of 2013 for a total of $20.8 million of dividend payments to shareholders during the full year 2013. EarthLink repurchased 1.2 million shares of common stock at an average price of $5.02 per share for the full year 2013.

As of December 31, 2013, the company had cash of $116.6 million.

Business Outlook

The following statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  EarthLink undertakes no obligation to update these statements.

Today EarthLink announced financial guidance for the full year 2014. Management expects revenue of $1.160 to $1.180 billion; Adjusted EBITDA of $180 million to $195 million; capital expenditures of $125 million to $135 million; and net loss of $(85) million to $(95) million for the full year 2014.

Other Matters

Today, EarthLink also announced that Rolla P. Huff will retire from the Board of Directors effective on February 21, 2014.  The Board has appointed current director Dr. Julie A. Shimer to succeed Huff as interim Chairman of the Board.  Additionally, Marce Fuller announced her retirement from the Board of Directors effective upon the election of directors at the 2014 Annual Meeting of Stockholders.  Fuller has served on the EarthLink Board since

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October 2001.  EarthLink has scheduled its 2014 Annual Meeting of Stockholders for Tuesday, April 29, 2014 at its Atlanta, GA headquarters.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, and loss from discontinued operations, net of tax.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, and loss from discontinued operations, net of tax, less cash used for purchases of property and equipment. Net Loss Excluding Valuation Allowance is defined as net loss excluding the non-cash charge to record valuation allowance against deferred tax assets.

Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Excluding Valuation Allowance are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 5 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

Conference Call Details

Thursday, February 20, 2014, at 8:30 a.m. ET hosted by EarthLink’s Chief Executive Officer and President Joseph F. Eazor and Chief Financial Officer Bradley A. Ferguson.

Dial-in Number:  855-590-8814

Participants should reference the conference ID number 46365767 or “EarthLink’s 4th Quarter 2013 Conference Call” and dial in 10 minutes prior to scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/

Replay

A webcast replay will be available from 11:30 a.m. ET on February 20 through midnight on February 27, 2014. Dial toll-free 855-859-2056. The replay confirmation code is 46365767. The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm.

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About EarthLink

Founded in 1994, EarthLink (NASDAQ: ELNK) is a leading IT services and communications provider, empowering businesses with a fully-managed, end-to-end communications, IT and virtualization portfolio including cloud computing, IT security, colocation, enterprise-class hosted applications and IT support services. EarthLink operates an over 28,000 fiber route mile network, with 90 metro fiber rings and 8 secure data centers providing ubiquitous nationwide data and voice IP service coverage. EarthLink’s service and product innovation enables the company to design scalable solutions specific to each client’s IT needs, supported by an experienced customer care team. The company also offers award-winning high-speed, wireless and dial-up Internet services to residential customers across the U.S. For more information, visit www.earthlinkbusiness.com or follow @EarthLinkBiz.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation (1) that we may not be able to execute our strategy to be a leading IT services and communications provider, which could adversely affect our results of operations and cash flows; (2) that we may not be able to grow revenues from our growth products and services to offset declining revenues from our traditional products and services, which could adversely affect our results of operations and cash flows; (3) that our failure to achieve operating efficiencies will adversely affect our results of operations; (4) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (5) that we may be unsuccessful integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (6) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (7) that unfavorable general economic conditions could harm our business; (8) that we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (9) that we face significant competition in the communications and IT services industry that could reduce our profitability; (10) that failure to retain existing customers could adversely affect our results of operations and cash flows; (11) that decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (12) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (13) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (14) that we may experience reductions in switched access and reciprocal compensation revenue; (15) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (16) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (17) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (18) that work stoppages experienced by other communications companies on whom we rely for service could adversely impact our ability to provision and service our customers; (19) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (20) our consumer business is dependent on the availability of third-party network service providers; (21) that we face significant competition in the Internet access industry that could reduce our profitability; (22) that the continued decline of our consumer access subscribers will adversely affect our results of operations; (23) that potential regulation of Internet service providers could adversely affect our operations; (24) that cyber security breaches could harm our business; (25) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (26) that interruption or failure of our network, information systems or other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (27) that our business depends on effective business support systems and processes; (28) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities

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or suffer harm to our financial and operational prospects; (29) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (30) that we may not be able to protect our intellectual property; (31) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (32) that government regulations could adversely affect our business or force us to change our business practices; (33) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (34) that we may be required to recognize impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (35) that we may not realize our deferred tax assets, we may have exposure to greater than anticipated tax liabilities and we may be limited in the use of our net operating losses and certain other tax attributes in the future; (36) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (37) that we may require substantial capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (38) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness; (39) that we may reduce, or cease payment of, quarterly cash dividends; (40) that our stock price may be volatile; (41) that provisions of our certificate of incorporation, bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company; and (42) that our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ flexibility in obtaining a judicial forum for disputes with us or our directors, officers or employees.  These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2012.

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EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2013	2012	2013

Revenues	$328,726	$301,839	$1,335,135	$1,240,606
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	154,672	150,178	632,616	600,742
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	109,126	105,601	429,087	426,070
Depreciation and amortization	46,362	48,800	183,165	183,114
Impairment of goodwill (1)	—	—	—	255,599
Restructuring, acquisition and integration-related costs (2)	4,508	11,562	18,244	40,030
Total operating costs and expenses	314,668	316,141	1,263,112	1,505,555
Income (loss) from operations	14,058	(14,302)	72,023	(264,949)
Interest expense and other, net	(15,157)	(13,972)	(63,416)	(60,686)
Income (loss) from continuing operations before income taxes	(1,099)	(28,274)	8,607	(325,635)
Income tax benefit (provision) (3)	1,809	(251,260)	1,331	(211,231)
Income (loss) from continuing operations	710	(279,534)	9,938	(536,866)
Loss from discontinued operations, net of tax (4)	(719)	(339)	(2,418)	(1,961)
Net income (loss)	$(9)	$(279,873)	$7,520	$(538,827)

Basic net income (loss) per share
Continuing operations	$0.01	$(2.74)	$0.09	$(5.23)
Discontinued operations	(0.01)	—	(0.02)	(0.02)
Basic net income (loss) per share	$—	$(2.75)	$0.07	$(5.25)
Basic weighted average common shares outstanding	103,393	101,901	105,221	102,599

Diluted net income (loss) per share
Continuing operations	$0.01	$(2.74)	$0.09	$(5.23)
Discontinued operations	(0.01)	—	(0.02)	(0.02)
Diluted net income (loss) per share	$—	$(2.75)	$0.07	$(5.25)
Diluted weighted average common shares outstanding	103,393	101,901	105,983	102,599

Dividends declared per share	$0.05	$0.05	$0.20	$0.20

EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2012	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$157,621	$116,636
Marketable securities	42,073	—
Restricted cash	1,013	—
Accounts receivable, net of allowance of $7,872 and $8,615 as of December 31, 2012 and 2013, respectively	112,765	100,792
Prepaid expenses	17,171	15,945
Deferred income taxes, net	15,954	549
Other current assets	20,303	13,930
Total current assets	366,900	247,852
Long-term marketable securities	4,778	—
Property and equipment, net	418,966	438,321
Long-term deferred income taxes, net	195,012	—
Goodwill	379,415	139,215
Other intangible assets, net	214,685	155,428
Other long-term assets	19,654	26,502
Total assets	$1,599,410	$1,007,318
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,792	$33,440
Accrued payroll and related expenses	31,003	35,041
Other accrued liabilities	129,572	88,225
Deferred revenue	51,690	49,689
Current portion of long-term debt and capital lease obligations	1,375	1,489
Total current liabilities	232,432	207,884
Long-term debt and capital lease obligations	614,890	606,442
Long-term deferred income taxes, net	—	2,221
Other long-term liabilities	33,284	28,553
Total liabilities	880,606	845,100
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2012 and 2013	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 196,919 and 197,491 shares issued as of December 31, 2012 and 2013, respectively, and 102,739 and 101,876 shares outstanding as of December 31, 2012 and 2013, respectively	1,969	1,975
Additional paid-in capital	2,057,974	2,047,607
Accumulated deficit	(606,148)	(1,144,975)
Treasury stock, at cost, 94,180 and 95,615 shares as of December 31, 2012 and 2013, respectively	(735,003)	(742,389)
Accumulated other comprehensive income	12	—
Total stockholders’ equity	718,804	162,218
Total liabilities and stockholders’ equity	$1,599,410	$1,007,318

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (5)

(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2013	2013	2012	2013

Net income (loss)	$(9)	$(11,338)	$(279,873)	$7,520	$(538,827)
Interest expense and other, net	15,157	13,985	13,972	63,416	60,686
Income tax provision (benefit) (3)	(1,809)	(4,582)	251,260	(1,331)	211,231
Depreciation and amortization	46,362	46,689	48,800	183,165	183,114
Stock-based compensation expense	2,259	1,238	4,057	10,462	13,275
Impairment of goodwill (1)	—	—	—	—	255,599
Restructuring, acquisition and integration-related costs (2)	4,508	9,928	11,562	18,244	40,030
Loss from discontinued operations, net of tax (4)	719	225	339	2,418	1,961
Adjusted EBITDA (5)	$67,187	$56,145	$50,117	$283,894	$227,069

EARTHLINK HOLDINGS CORP.

Reconciliation of Guidance Provided in Non-GAAP Measure (5)

(in millions)

Year Ending
December 31, 2014

Net loss	($95) - ($85)
Interest expense and other, net	57
Income tax benefit	(2) - (1)
Depreciation and amortization	188 - 192
Stock-based compensation expense	15
Restructuring, acquisition and integration-related costs	17
Adjusted EBITDA (5)	$180 - $195

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Net Loss Excluding Valuation Allowance (5)

(in thousands, except per share data)

	Three Months Ended	Per Share
	December 31, 2013	Amount

Net loss	$(279,873)	$(2.75)
Valuation allowance	266,339	2.61
Net Loss Excluding Valuation Allowance (5)	$(13,534)	$(0.13)

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Income (Loss) to Unlevered Free Cash Flow (5)

(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2013	2013	2012	2013

Net income (loss)	$(9)	$(11,338)	$(279,873)	$7,520	$(538,827)
Interest expense and other, net	15,157	13,985	13,972	63,416	60,686
Income tax provision (benefit) (3)	(1,809)	(4,582)	251,260	(1,331)	211,231
Depreciation and amortization	46,362	46,689	48,800	183,165	183,114
Stock-based compensation expense	2,259	1,238	4,057	10,462	13,275
Impairment of goodwill (1)	—	—	—	—	255,599
Restructuring, acquisition and integration-related costs (2)	4,508	9,928	11,562	18,244	40,030
Loss from discontinued operations, net of tax (4)	719	225	339	2,418	1,961
Purchases of property and equipment	(66,631)	(32,792)	(33,967)	(147,360)	(143,614)
Unlevered Free Cash Flow (5)	$556	$23,353	$16,150	$136,534	$83,455

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Cash Flows from Operating Activities to Unlevered Free Cash Flow (5)

(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2013	2013	2012	2013

Net cash provided by operating activities	$12,527	$39,890	$40,726	$191,055	$124,156
Income tax provision (benefit) (3)	(1,809)	(4,582)	251,260	(1,331)	211,231
Non-cash income taxes	(911)	4,603	(253,076)	107	(212,870)
Interest expense and other, net	15,157	13,985	13,972	63,416	60,686
Amortization of debt discount, premium and issuance costs	475	(996)	(1,017)	1,945	(2,061)
Restructuring, acquisition and integration-related costs (2)	4,508	9,928	11,562	18,244	40,030
Changes in operating assets and liabilities	36,060	(6,910)	(13,612)	7,930	5,662
Purchases of property and equipment	(66,631)	(32,792)	(33,967)	(147,360)	(143,614)
Other, net	1,180	227	302	2,528	235
Unlevered Free Cash Flow (5)	$556	$23,353	$16,150	$136,534	$83,455

Net cash used in investing activities	$(65,110)	$(20,311)	$(33,967)	$(163,836)	$(112,500)
Net cash used in financing activities	$(51,589)	$(17,576)	$(6,026)	$(81,381)	$(52,641)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Segment Information (6)

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2013	2012	2013

Business Services
Revenues	$253,549	$235,730	$1,017,425	$964,227
Cost of revenues (excluding depreciation and amortization)	129,524	127,299	527,514	506,245
Gross margin	124,025	108,431	489,911	457,982
Direct segment operating expenses	84,612	87,980	332,542	342,630
Segment operating income	$39,413	$20,451	$157,369	$115,352
Consumer Services
Revenues	$75,177	$66,109	$317,710	$276,379
Cost of revenues (excluding depreciation and amortization)	25,148	22,879	105,102	94,497
Gross margin	50,029	43,230	212,608	181,882
Direct segment operating expenses	17,177	12,005	67,526	50,623
Segment operating income	$32,852	$31,225	$145,082	$131,259
Consolidated
Revenues	$328,726	$301,839	$1,335,135	$1,240,606
Cost of revenues	154,672	150,178	632,616	600,742
Gross margin	174,054	151,661	702,519	639,864
Direct segment operating expenses	101,789	99,985	400,068	393,253
Segment operating income	72,265	51,676	302,451	246,611
Depreciation and amortization	46,362	48,800	183,165	183,114
Impairment of goodwill	—	—	—	255,599
Restructuring, acquisition and integration-related costs	4,508	11,562	18,244	40,030
Corporate operating expenses	7,337	5,616	29,019	32,817
Income (loss) from operations	$14,058	$(14,302)	$72,023	$(264,949)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2013	2012	2013

Business Services
Retail services	$209,824	$194,039	$845,664	$793,940
Wholesale services	38,987	36,791	151,910	151,071
Other services	4,738	4,900	19,851	19,216
Total revenues	253,549	235,730	1,017,425	964,227
Consumer Services
Access services	63,091	54,713	269,533	231,448
Value-added services	12,086	11,396	48,177	44,931
Total revenues	75,177	66,109	317,710	276,379
Total Revenues	$328,726	$301,839	$1,335,135	$1,240,606

EARTHLINK HOLDINGS CORP.

Supplemental Financial Data

	December 31,	June 30,	September 30,	December 31,
	2012	2013	2013	2013
	(in thousands)
Balance Sheet Data
Cash and marketable securities	$204,472	$141,936	$115,903	$116,636
Debt (7)	592,300	600,000	600,000	600,000
Stockholders’ equity	718,804	465,338	444,074	162,218

Employee Data
Number of employees at end of period (8)	3,203	2,999	3,053	3,035

EARTHLINK HOLDINGS CORP.

Consumer Services Operating Metrics

	December 31,	June 30,	September 30,	December 31,
	2012	2013	2013	2013
Consumer Subscriber Detail
Narrowband access subscribers	626,000	580,000	561,000	544,000
Broadband access subscribers	513,000	475,000	452,000	432,000
Total consumer subscribers	1,139,000	1,055,000	1,013,000	976,000

	Three Months Ended
	December 31,	June 30,	September 30,	December 31,
	2012	2013	2013	2013
Consumer Subscriber Activity
Subscribers at beginning of period	1,185,000	1,095,000	1,055,000	1,013,000
Gross organic subscriber additions	32,000	27,000	27,000	21,000
Churn	(78,000)	(67,000)	(69,000)	(58,000)
Subscribers at end of period	1,139,000	1,055,000	1,013,000	976,000

Consumer Metrics
Average consumer subscribers (9)	1,161,000	1,075,000	1,034,000	994,000
ARPU (10)	$21.57	$21.74	$21.91	$22.15
Churn rate (11)	2.2%	2.1%	2.2%	2.0%

EARTHLINK HOLDINGS CORP.

Footnotes to Consolidated Financial Highlights

1.              During the first quarter of 2013, the Company recognized a $256.7 million non-cash impairment charge to goodwill related to its Business Services reporting unit, of which $255.6 million is included in continuing operations and $1.1 million is reflected in discontinued operations. The impairment was based on an analysis of a number of factors after a decline in the Company’s market capitalization following the announcement of its fourth quarter 2012 earnings and 2013 financial guidance. The primary factor contributing to the impairment was a change in the discount rate and market multiples as a result of the change in these market conditions, both key assumptions used in the determination of fair value.

2.              Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013

Integration-related costs	$3,508	$5,944	$10,452	$21,622
Severance, retention and other employee costs	956	5,126	6,067	14,844
Transaction-related costs	33	36	1,399	1,021
Facility-related costs	(12)	456	479	2,328
Legacy plan restructuring costs	23	—	(153)	215
Restructuring, acquisition and integration-related costs	$4,508	$11,562	$18,244	$40,030

Restructuring, acquisition and integration-related costs consist of costs related to restructuring, acquisition and integration-related activities. Such costs include: 1) integration-related costs, such as system conversion, rebranding costs and integration-related consulting and employee costs; 2) severance, retention and other employee termination costs associated with acquisition and integration activities and with certain voluntary employee separations; 3) transaction-related costs, which are direct costs incurred to effect a business combination, such as advisory, legal, accounting, valuation and other professional fees; and 4) facility-related costs, such as lease termination and asset impairments. The Company expects to incur restructuring, acquisition and integration-related costs of approximately $7 million in the first quarter of 2014 and $17 million for the full year 2014. The Company expects these costs to generally decline throughout the year.

3.              The income tax provision for the three and twelve months ended December 31, 2013, includes a $266.3 million non-cash charge to record a valuation allowance against the Company’s deferred tax assets. During the fourth quarter of 2013, the Company determined it will not be able to fully realize its deferred tax assets in the future.

4.              The operating results of the Company’s telecom systems business acquired as part of ITC^DeltaCom have been separately presented as discontinued operations for all periods presented. On August 2, 2013, the Company sold its ITC^DeltaCom telecom systems business. The Company has no significant continuing involvement in the operations or significant continuing direct cash flows. The telecom systems results of operations were previously included in the Company’s Business Services segment.

5.              Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, and loss from discontinued operations, net of tax.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, and loss from discontinued operations, net of tax, less cash used for purchases of property and equipment. Net Loss Excluding Valuation Allowance is defined as net loss excluding the non-cash charge to record a valuation allowance against deferred tax assets.

Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Excluding Valuation Allowance are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Excluding Valuation Allowance are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies.  Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Excluding Valuation Allowance should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

6.              The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment provides a broad range of data, voice and IT services to retail and wholesale business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and IT services provided to business customers; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers and businesses; and (3) other services, which primarily consists of web hosting. The Company’s IT services, which are included within its retail services, include data centers, virtualization, security, applications, premises-based solutions, managed solutions and support services. The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes narrowband and broadband Internet access services; and (2) value-added services, which includes revenues from ancillary services sold as add-on features to EarthLink’s Internet access services, such as security products, premium email only, home networking and email storage; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.

7.              Debt represents the principal amount of EarthLink’s Senior Notes, EarthLink’s Senior Secured Notes and ITC^DeltaCom’s Senior Secured Notes. Below is a summary of the carrying amount of EarthLink’s debt (in thousands):

	December 31,	June 30,	September 30,	December 31,
	2012	2013	2013	2013
ITC^DeltaCom Senior Secured Notes - Principal	$292,300	$—	$—	$—
ITC^DeltaCom Senior Secured Notes - Premium	15,694	—	—	—
EarthLink Senior Notes - Principal	300,000	300,000	300,000	300,000
EarthLink Senior Notes - Discount	(8,818)	(8,302)	(8,035)	(7,762)
EarthLink Senior Secured Notes	—	300,000	300,000	300,000
Carrying amount of debt	$599,176	$591,698	$591,965	$592,238

8.              Represents full-time equivalents.

9.              Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

10.       ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

11.       Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.